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                                   EXHIBIT 11

                             DUPONT PHOTOMASKS, INC.
                          EARNINGS PER SHARE COMPUTATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                  Quarter Ended December 31,1996
                                                  ------------------------------
                                                    Primary        Fully Diluted
                                                  ----------       -------------

Weighted average shares outstanding               15,100,000         15,100,000
Dilutive effect of stock performance plans           439,182            488,952
                                                  ----------         ----------
                                                  15,539,182         15,588,952
                                                  ----------         ----------
                                                  ----------         ----------

Net income for the period                             $9,433             $9,433

Earnings per share                                     $0.61              $0.61


                                              Six Months Ended December 31, 1996
                                              ----------------------------------
                                                    Primary        Fully Diluted
                                                  ----------       -------------

Weighted average shares outstanding               15,100,000         15,100,000
Dilutive effect of stock performance plans           343,047            417,302
                                                  ----------         ----------
                                                  15,443,047         15,517,302
                                                  ----------         ----------
                                                  ----------         ----------

Net income for the period                            $18,448            $18,448

Earnings per share                                     $1.19              $1.19